Registration No. 333-63886

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

VERIZON MARYLAND INC.

(Exact name of registrant as specified in its charter)

MARYLAND	52-0270070
(State of Incorporation)	(I.R.S. Employer Identification No.)

One East Pratt Street, Baltimore, Maryland 21202

(410) 539-9900

(Address and telephone number of principal executive offices)

David S. Kauffman, Esq. Verizon Maryland Inc. 1095 Avenue of the Americas New York, New York 10036 (212) 395-2121	Neil D. Olson Verizon Maryland Inc. 1095 Avenue of the Americas New York, New York 10036 (212) 395-2121
(Names, addresses and telephone numbers of agents for service)

EXPLANATORY STATEMENT

On June 26, 2001, Verizon Maryland Inc. (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-63886) (the “Registration Statement”), relating to the registration of an aggregate of $1,000,000,000 of the Company’s debentures (the “Debentures”). An aggregate of $200,000,000 of Debentures remains unsold. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration all Debentures registered under the Registration Statement and remaining unsold by the Company as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in The City of New York, State of New York, on the 3rd day of May, 2004.

VERIZON MARYLAND INC. (Registrant)

By:	/s/ David S. Kauffman

David S. Kauffman Agent for Service